Exhibit 4.4

NUMBER -	RIGHTS

HHG CAPITAL CORPORATION

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

RIGHT

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP:        [*]

THIS CERTIFIES THAT, for value received

is the registered holder of a right or rights (the “Right”) to automatically receive one-tenth of one ordinary share, with $0.0001 par value (“Ordinary Share”), of HHG Capital Corporation (the “Company”) for each Right evidenced by this Rights Certificate on the Company’s completion of an initial business combination (as defined in the prospectus relating to the Company’s initial public offering (“Prospectus”)) upon surrender of this Right Certificate pursuant to the Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. In no event will the Company be required to net cash settle any Right.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Second Amended and Restated Memorandum and Articles of Association, the Right shall expire and be worthless. The holder of a Right shall have no right or interest of any kind in the Company’s trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of the Rights Agent, a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge. The Company shall not issue fractional shares upon exchange of Rights. The Company reserves the right to deal with any fractional entitlement at the relevant time in any manner (as provided in the Rights Agreement).

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Right Agent shall be affected by any notice to the contrary.

This Right does not entitle the registered holder to any of the rights of a shareholder of the Company.

Dated:

CHAIRMAN	CHIEF FINANCIAL OFFICER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT - __________ Custodian __________
TEN ENT – as tenants by the entireties	(Cust) (Minor)
JT TEN – as joint tenants with right of survivorship	under Uniform Gifts to Minors
and not as tenants in common	Act __________
(State)

Additional Abbreviations may also be used though not in the above list.

To Be Executed by the Registered Holder in Order to Assign Rights

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

rights
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer said rights on the books of the within named Company will full power of substitution in the premises.

Dated _____________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall have no right or interest of any kind in or to the funds held in the Company’s trust account (as defined in the Prospectus).

2